Exhibit 24.1
Power of Attorney
BY THIS POWER OF ATTORNEY, the undersigned, in his capacity as a director or officer of New GulfMark Offshore, Inc., a Delaware corporation (“New GulfMark”), hereby constitutes and appoints Quintin V. Kneen and Sam R. Rubio or any duly authorized designee of New GulfMark, and each of them, acting jointly or singly, to be his attorneys-in-fact and agents (each, an “Attorney-in-Fact”) to sign in his name and on his behalf in any and all capacities the Registration Statement on Form S-4 relating to the Reorganization, and to sign in his name and on his behalf in any and all capacities any or all amendments to such Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and other appropriate governmental agencies, granting unto such Attorney-in-Fact full power and authority to do and perform each and every act and thing on behalf of the undersigned requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such Attorney-in-Fact may lawfully do or cause to be done by virtue hereof, with full power to appoint a further attorney or attorneys to act in addition to or in substitution or resubstitution for the Attorney-in-Fact.

/s/ Bruce A. Streeter

Name:	Bruce A. Streeter

Title:	Chairman of the Board, Chief Executive Officer and President

Date:	October 13, 2009